UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006 friendlyway Corporation
(Exact name of Registrant as Specified in its Charter)

Nevada	0-20317	88-0270266
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7222 Commerce Center Drive, Suite 240
Colorado Springs, CO 80919
(Address of Principal Executive Offices including Zip Code)

(719) 359-5533
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2006, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a group of eight (8) accredited investors (“Holders or Purchasers”), in connection with our offering (the “Offering”) of senior subordinated secured convertible term notes (the “Notes”) and warrants to purchase shares of our common stock (the “Warrants). Pursuant to the Offering, the Holders agreed to provide us with funding in the aggregate amount of $830,000 (the “Facility”). This is the first closing of an anticipated total facility of $1,800,000 to be funded in the near future. The term of the Facility is thirty (30) months and shall accrue interest on the unpaid principal and interest at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus four percent (4%) or fourteen percent (14%), whichever is greater. We will begin paying monthly payments of accrued interest plus the principle payment which is amortized over 28 months beginning October 1, 2006, and each consecutive calendar month thereafter until January 1, 2009. The funds will be used for working capital to deploy our e-banking kiosks. We have an option to repay each monthly payment in cash or stock. If we pay in stock, we will pay the Holder an amount equal to 100% of the then monthly amount due with common stock valued at 85% of the volume weighted average price (“VWAP”) for the ten days prior to the repayment date. Subject to certain provisions, the Holder has a right at any time to convert any of the outstanding monthly payments due into common stock of the Company at the initial rate of fourteen cents ($.14) per share. Each Holder received a Warrant to purchase an additional share for each three shares under the conversion rights at an initial exercise price of nineteen cents ($.19) per share.

In connection with the Offering, we paid Sloan Securities Corp., as placement agent, approximately $112,696, comprised of sales commissions of $83,000 and reimbursement of $29,706 in due diligence, legal and documentation expenses. Sloan Securities Corp. is entitled to placement agent warrants, with terms identical to those contained in the Warrants, to purchase that number of shares equal to ten percent (10%) of the aggregate amount of shares of our common stock initially issuable upon conversion of Notes issued at each Closing, with an exercise price of fourteen cents ($.14) per share (the “Placement Agent Warrants”).

Note Maturity Date and Interest Rate. In connection with the Facility, we executed in favor of Holders Notes in the principal amount of $830,000. Absent earlier redemption by our company, the Notes mature on January 1, 2009. Interest will accrue on the unpaid principal and interest on the Notes at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus four percent (4%).

Payment of Interest and Principal. Interest on borrowings under the Notes is payable monthly on the first day of each month during the term of the Notes, commencing on October 1, 2006. All outstanding principal amounts must be paid on January 1, 2009.

Security Agreement. The Notes are secured by a blanket lien on substantially all of the assets of our company and our subsidiaries pursuant to the terms of a security agreement (the “Security Agreement”) and further guaranteed by our subsidiaries (the “Subsidiary Guaranty”). In addition, we have pledged our ownership interests a portion of the stock owned by our Chief Executive Officer according to a stock pledge agreement (the “Stock Pledge Agreement”) executed by us in favor of Holders to cover our obligations under the Notes. If an event of default occurs under any of the Security Agreement, the Warrants, the Stock Pledge Agreement, the Subsidiary Guaranty, the Registration Rights Agreement (as herein defined), or the Notes (collectively, the “Transaction Documents”), Holders have the right to accelerate payments under the Notes and, in addition to any other remedies available to it, to foreclose upon the assets securing the Notes. If an event of default occurs under any of the Transaction Documents, one hundred twenty-five percent (125%) of the unpaid principal balance plus accrued interest and fees, will become immediately due and payable. Holders shall also be entitled to payment of a default interest rate of two percent (2%) per month on all amounts due and such other remedies specified in the Transaction Documents and under the Uniform Commercial Code. Such events of default include, without limitation, the following:

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☐	a failure to make payments of principal and interest under the Notes within three (3) days of when due;
☐	a breach by us of any material representation, warranty or statement contained in any of the Transaction Documents (that is not cured within the stated cure period);
☐	the filing of any money judgment or similar final process against us for more than $50,000, which remains unvacated, unstayed or unbonded for a period of thirty (30) days;

☐
if we make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us, or any form of bankruptcy or insolvency proceeding is instituted by us, or any involuntary proceeding is instituted against us if not vacated within thirty (30) days;

☐
if our Common Stock is suspended for five (5) consecutive days or for five (5) days during a ten (10) day consecutive period from a principal market or pursuant to a stop order issued by the Securities and Exchange Commission (the “SEC”); and

☐	a failure by us to timely deliver shares of our Common Stock to Holders when due upon exercise of the Warrants.

In addition, the Purchase Agreement contains certain negative covenants that require us to obtain the prior written consent or other actions of Holders in order for us to take certain actions at any time when borrowings remain outstanding under the Facility. These negative covenants include, without limitation, restrictions on our ability to:

☐	incur or assume indebtedness (exclusive of trade debt);
☐	guarantee or assume any liability in connection with any obligations of another person or entity (except on behalf of its subsidiaries in the ordinary course of business);

☐	pay or make any dividend or distribution on any class of our capital stock or the capital stock of any subsidiaries or issue any preferred stock; and
☐	enter into any merger, consolidation or reorganization, with limited exceptions.

Warrants. We issued Warrants entitling Holders to purchase an aggregate of up to 1,976,191 shares of our common stock, par value $.001 per share (the “Common Stock”) at an initial exercise price of nineteen cents ($.19) per share (subject to applicable adjustments) (the “Exercise Price”). The Warrants expire on July 20, 2011.

Registration Rights Agreement. Pursuant to the terms of a Registration Rights Agreement between Holders and our company (the “Registration Rights Agreement”), we are obligated to file a registration statement on Form SB-2 or S-3 to register the resale of the shares of Common Stock issuable under (i) upon conversion of the Notes, (ii) upon exercise of the Warrants, (iii) upon exercise of the Placement Agent Warrants, and (iv) as a result of adjustments made to the conversion price of the Notes or the Exercise Price of the Warrants. With respect to the registration statement required to be filed in connection with the conversion of the Notes and exercise of the Warrants (the “Original Registration Statement”), we are required to file the Original Registration Statement on or prior to sixty (60) days after the last closing of the Offering and to use our best efforts to have the Original Registration Statement declared effective by the SEC as promptly as possible after filing, but in no event later than 180 days after filing of the Original Registration Statement with the SEC. In the event of clause (iv) set forth above, we are required to file such registration statement (the “Additional Registration Statement”) within thirty (30) days of (i) such event resulting in the adjustment of the Exercise Price or (ii) the actual date of the adjustment of the Exercise Price. Each such Additional Registration Statement shall be declared effective within thirty (30) days following the applicable filing date of such Additional Registration Statement. We are obligated to use our reasonable commercial efforts to maintain the effectiveness of the Original Registration Statement and any Additional Registration Statement until the earliest of the date on which (i) all shares registered thereunder have been sold or (ii) all shares registered thereunder may be sold immediately without registration under the Act and without volume restrictions pursuant to Rule 144(k) of the Securities and Exchange Act of 1934 (the “Act”) (as determined by a our counsel pursuant to a written opinion letter).

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The above discussion describes certain of the material terms of the financing transaction with Holders, and is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K and the text of which is incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 are incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.01, we issued the Note and Warrant described therein. The Note and Warrant were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering and certain representations made to us by Holders in the Purchase Agreement.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

10.1	Security Purchase Agreement, dated as of June 14, 2006, by our company and. in favor of Purchasers.

10.2	Form of Senior Subordinated Secured Convertible Term Note, dated as of July 19, 2006, executed by our company in favor of Holders.

10.3	Stock Pledge Agreement, dated as of July 19, 2006, executed by our company and Ken Upcraft in favor of Holders.

10.4	Subsidiary Guaranty, dated as of July 19, 2006, executed by Friendlyway Technologies, Inc, Pantel Financial Centers, Inc, and Pantel Systems, Inc. .

10.5	Registration Rights Agreement, dated as of July 19, 2006, between our company, Sloan Securities Corporation and Holders.

10.6	Form of Common Stock Purchase Warrant, dated as of July 19, 2006, between our company and Holders..

10.7	Note Security Agreement, date July 19, 2006 between our company, its subsidiaries and Atlantic Professional Association, Inc as Agent for Purchasers.

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99.1	Press release of friendlyway Corporation, dated May 16, 2006.

99.2	Press release of friendlyway Corporation, dated July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIENDLYWAY CORPORATION (Registrant)

Dated: July 23, 2006	By:	/s/ Kenneth J. Upcraft
Kenneth J. Upcraft
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibits

10.1	Security Purchase Agreement, dated as of June 14, 2006, by our company and . in favor of Purchasers.

10.2	Form of Senior Subordinated Secured Convertible Term Note, dated as of July 19, 2006, executed by our company in favor of Holders.

10.3	Stock Pledge Agreement, dated as of July 19, 2006, executed by our company and Ken Upcraft in favor of Holders.

10.4	Subsidiary Guaranty, dated as of July 19, 2006, executed by Friendlyway Technologies, Inc, Pantel Financial Centers, Inc, and Pantel Systems, Inc. .

10.5	Registration Rights Agreement, dated as of July 19, 2006, between our company, Sloan Securities Corporation and Holders.

10.6	Form of Common Stock Purchase Warrant, dated as of July 19, 2006, between our company and Holders..

10.7	Note Security Agreement, date July 19, 2006 between our company, its subsidiaries and Atlantic Professional Association, Inc as Agent for Purchasers.

99.1	Press release of friendlyway Corporation, dated May 16, 2006.

99.2	Press release of friendlyway Corporation, dated July 19, 2006.